July 30, 2012

United States Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

RE:

Clarity Fund, Inc., 33-163887, 811-22372

Post Effective Amendment No. 3

Our File No.: 17043.001

Filed concurrently herewith today is Post Effective Amendment No. 3 to the Registration Statement on Form N1-A for Clarity Fund, Inc.

We reviewed the Registration Statement and are of the opinion that this Post Effective Amendment No. 3 does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Yours very truly,

Cline Williams Wright Johnson &

   Oldfather, L.L.P.

4828-3821-5696, v.  1